                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): February 12, 1997

                               CAPITAL 2000, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

          Colorado                      33-11062-D               84-1049047
-------------------------------         -----------          -------------------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          file number)         Identification No.)


             602 Main Street, Suite 1102, Cincinnati, Ohio 45202
             ---------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code  (513) 241-7470
                                                    --------------

This amendment on Form 8-K/A to the Company's Current Report on Form 8-K, dated April 1, 1997, is being filed to include, as an addendum, the audited financial statements of the United Shields Corporation.


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
-------  ---------------------------------
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
-------  -------------------------------------

         Effective February 12, 1997 Capital 2000, Inc. (the "Company") acquired all of the outstanding shares of United Shields Corporation ("USC") in exchange for restricted shares of the Company's common stock (the "Common Stock") (the "Exchange") pursuant to a Share Exchange Agreement between the Company and USC. After the Exchange, USC's shareholders own approximately 90% of the of the outstanding Common Stock. In connection with the Exchange, the directors and officers of USC became the directors and officers of the Company. The directors and officers of USC, and the Company as of the effective date of the Exchange, are T. J. Tully, Anthony G. Covatta and James J. Carroll.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.
-------           ----------------------------------

         (a)      Financial Statements of Business Acquired


                                                                    Form 8-K/A
                                                                       Page
                                                                    -----------
                  Report of Independent Certified Public               F-2
                  Accountants

                  Balance Sheet of United Shields Corporation,         F-3
                  December 31, 1995 and December 31, 1996

                  For each of United Shield Corporation's
                  two fiscal years in the period
                  ended December 31, 1996

                  Statements of Operations                             F-4

                  Statements of Deficit & Stockholders' Equity         F-5

                  Statements of Cash Flows                             F-6

                  Notes to Financial Statements                        F-7

         (b)      Pro Forma Financial Information


                  For financial reporting purposes, the transaction will be accounted for as a reverse aquisition whereby USC will be considered the accounting acquirer. The Company has no assets. Consequently, proforma financial information is not being filed.


         (c)      Exhibits

                                                                                                  Filed
                                                                                               Herewith
                                                                                              (Page No.)
                                                                                              ----------

                        Exhibit
                        -------

                        10.1             Share Exchange Agreement by and
                                         between Capital 2000, Inc. and United                Incorporated by Reference
                                         Shields Corporation dated February 12,               to Exhibit 10.1 of Company's
                                         1997                                                 Form 8-K filed April 1, 1997



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL 2000, INC.

By:   /s/ T. J. Tully
   ------------------------------
   T. J. Tully, CEO and President


Date: April 28, 1997

                                    CONTENTS


                                                                         Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         3

FINANCIAL STATEMENTS

  BALANCE SHEETS                                                           4

  STATEMENTS OF OPERATIONS                                                 5

  STATEMENTS OF DEFICIT IN STOCKHOLDERS' EQUITY                            6

  STATEMENTS OF CASH FLOWS                                                 7

  NOTES TO FINANCIAL STATEMENTS                                            8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
United Shields Corporation

We have audited the accompanying balance sheets of United Shields Corporation (a Nevada Corporation and development stage enterprise) as of December 31, 1996 and 1995, and the related statements of operations and accumulated deficit and cash flows for each of the two years in the period ended December 31, 1996 and for the period July 26, 1993 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Shields Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the period July 26, 1993 (date of inception) to December 31, 1996 in conformity with generally accepted accounting principles.





Cincinnati, Ohio
March 31, 1997

                           UNITED SHIELDS CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                  December 31,



         ASSETS                                                                    1996           1995

CURRENT ASSETS
  Cash                                                                          $     107       $  11,966
  Accounts receivable - officers                                                    6,955              --
                                                                                ---------       ---------
         Total current assets                                                       7,062          11,966

MARKETING AGREEMENT, net                                                           81,667         101,667
                                                                                ---------       ---------

                                                                                $  88,729       $ 113,633
                                                                                =========       =========

         LIABILITIES

CURRENT LIABILITIES
  Notes payable - stockholders                                                  $  79,919       $ 116,759
  Accounts payable                                                                213,368              --
  Accrued liabilities - interest                                                   11,831           3,126
                                                                                ---------       ---------
         Total current liabilities                                                305,118         119,885

COMMITMENTS                                                                            --              --

DEFICIT IN STOCKHOLDERS' EQUITY
  Common stock - authorized 6,000,000 shares without
    par value; issued and outstanding 5,796,000 and 5,599,300
    at aggregate value at December 31, 1996 and 1995, respectively                 63,102          35,002
  Stock subscribed, not yet issued - 66,500 shares at December 31,
    1996, no par value                                                            133,000              --

  Deficit accumulated during the development stage                               (412,491)        (41,254)
                                                                                ---------       ---------
                                                                                 (216,389)         (6,252)
                                                                                ---------       ---------

                                                                                $  88,729       $ 113,633
                                                                                =========       =========



The accompanying notes are an integral part of these statements.

                           UNITED SHIELDS CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                        For the years ended December 31,



                                                                       JULY 26, 1993
                                                                  (DATE OF INCEPTION)
                                          1996            1995   TO DECEMBER 31, 1996

Start-up and organizational costs       $(82,069)       $(4,293)      $(106,864)
Amortization                             (20,000)       (13,333)        (33,333)
Bottle purchase requirements            (232,363)            --        (232,363)
Stock issued for compensation            (28,100)            --         (28,100)
                                       ---------       --------       ---------

         Operating loss                 (362,532)       (17,626)       (400,660)

Other expense
  Interest                                (8,705)        (2,222)        (11,831)
                                       ---------       --------       ---------

         Loss before income taxes       (371,237)       (19,848)       (412,491)

Income taxes                                  --             --              --
                                       ---------       --------       ---------

         NET LOSS                      $(371,237)      $(19,848)      $(412,491)
                                       =========       ========       =========







        The accompanying notes are an integral part of these statements.

                           UNITED SHIELDS CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  STATEMENTS OF DEFICIT IN STOCKHOLDERS' EQUITY

                        For the years ended December 31,


                                                 COMMON           STOCK    ACCUMULATED
                                                  STOCK   SUBSCRIPTIONS        DEFICIT          TOTAL

Balance at January 1, 1995                      $    --      $     --       $(21,406)       $(21,406)

Shares issued:
  5,599,300 shares in exchange for $35,002       35,002            --             --          35,002

Net loss during the development stage                --            --        (19,848)        (19,848)
                                                -------      --------      ---------       ---------

Balance at December 31, 1995                     35,002            --        (41,254)         (6,252)

Shares issued:
  196,700 shares, at estimated value             28,100            --             --          28,100

Stock subscribed, not yet issued -               66,500
  shares in exchange for $133,000                    --       133,000             --         133,000

Net loss during the development stage                --            --       (371,237)       (371,237)
                                                -------      --------      ---------       ---------

Balance at December 31, 1996                    $63,102      $133,000      $(412,491)      $(216,389)
                                                =======      ========      =========       =========





The accompanying notes are an integral part of these statements.

                           UNITED SHIELDS CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                        For the years ended December 31,


                                                                                                   JULY 26, 1993
                                                                                             (DATE OF INCEPTION)
                                                                     1996            1995   TO DECEMBER 31, 1996

Net cash flows provided by (used in) operating activities:
  Net loss accumulated during the development stage             $(371,237)       $(19,848)      $(412,491)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Amortization                                                   20,000          13,333          33,333
    Stock issued for compensation                                  28,100              --          28,100
    Changes in assets and liabilities:
      Increase in accounts receivable                              (6,955)             --          (6,955)
      Increase in accounts payable                                213,368              --         213,368
      Increase in accrued liabilities                               8,705           2,222          11,831
                                                                ---------       ---------       ---------
         Net cash used in operating activities                   (108,019)         (4,293)       (132,814)

Cash flows used in investing activities:
  Acquisition of marketing agreement                                   --        (110,000)       (115,000)

Cash flows provided by (used in) financing activities:
  Borrowings on notes payable                                      73,119          99,257         197,878
  Payments on notes payable                                      (109,959)         (8,000)       (117,959)
  Proceeds from issuance of stock                                      --          35,002          35,002
  Proceeds from stock subscribed                                  133,000              --         133,000
                                                                ---------       ---------       ---------
         Net cash provided by financing activities                 96,160         126,259         247,921
                                                                ---------       ---------       ---------

Net increase (decrease) in cash                                   (11,859)         11,966             107

Cash at beginning of period                                        11,966              --              --
                                                                ---------       ---------       ---------

Cash at end of period                                                $107         $11,966            $107
                                                                =========       =========       =========







The accompanying notes are an integral part of these statements.

                           UNITED SHIELDS CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES

    The Corporation is a development stage company incorporated July 26, 1993. The Corporation was organized to market a patented collapsible bottle for use with beverage products. The Corporation's primary activities since incorporation have been locating uses for the bottles, financial planning, searching for business partners and raising capital. A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

    1.  Accounts Receivable
        -------------------

    The Corporation considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

    2.  Marketing Agreement
        -------------------

    The cost of obtaining a marketing agreement is amortized using the straight-line method over a period of approximately six years.

    3.  Use of Estimates in Financial Statements
        ----------------------------------------

    In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - NOTES PAYABLE - STOCKHOLDERS

    Notes payable to stockholders, totaling $31,759 at December 31, 1995, are the result of reimbursing stockholders for expenses in connection with corporation activities. The notes were repaid in 1996 and had a 6% interest rate.

    The 8% notes payable to stockholders, in the amount of $79,919 and $85,000 at December 31, 1996 and 1995, respectively, are payable upon demand.

                           UNITED SHIELDS CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1996 and 1995


NOTE C - MARKETING AGREEMENT

    The Corporation entered into an agreement to obtain the world wide marketing rights to sell a collapsible plastic bottle. The Corporation was assigned the marketing rights by a related party which is owned by two of the majority shareholders of the Corporation. The Corporation paid $115,000 for these rights which was the cost to the related party. The agreement requires minimum purchase commitments of bottles during each of the contract years as specified in the agreement. The purchase price of the bottles is defined in the agreement based on raw material costs and margin.

    Included in accounts payable at December 31, 1996 is $204,863 relating to remaining payments due under the minimum purchase requirements at the end of the first contract year.

    If minimum purchase requirements are not met, the Corporation is committed to pay $100,000 per year for a licensing fee through 2000 in addition to minimum purchase requirements under the remaining contract years as follows (terms are stated in Canadian dollars):

                                                                    APPROXIMATE
                                                                    U.S. DOLLARS
                                                                    ------------
         1997                        $     500,000 CDN               $  365,000
         1998                            2,000,000 CDN                1,460,000
         1999                            3,500,000 CDN                2,555,000
         2000                            6,000,000 CDN                4,380,000
                                       -----------                   ----------
                                       $12,000,000 CDN               $8,760,000
                                       ===========                   ==========

    Accumulated amortization of the marketing agreement is $33,333 and $13,333 at December 31, 1996 and 1995, respectively.

    The Corporation has also committed to pay the related party an amount equal to $.05 for each collapsible bottle sold by the Corporation for the first five million bottles sold, up to a maximum of $250,000.


NOTE D - STOCK SPLIT

    On December 13, 1996, the Corporation's Board of Directors approved a seven-for-one stock split to shareholders of record December 13, 1996. The split resulted in the issuance of 4,800,000 new shares of common stock. All share amounts have been adjusted to reflect the stock split.


NOTE E - COMMITMENT

    The Corporation has entered into a twelve month consulting agreement which requires monthly payments of $3,500.

                           UNITED SHIELDS CORPORATION
                    (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1996 and 1995


NOTE F - INCOME TAXES

    Deferred income tax liabilities and assets are provided for temporary differences between the tax basis and reported amounts of assets and liabilities that will result in taxable or deductible amounts in future years.

    Deferred tax benefits are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income.

    The Corporation's principal temporary difference results from the deferral of start-up costs for tax purposes.

    Net deferred tax assets have been offset by a valuation allowance of equal amounts at December 31, 1996 and 1995, due to the uncertainty of realizing the net deferred tax asset through future operations. The valuation allowances were $140,000 and $14,000 at December 31, 1996 and 1995, respectively. The valuation allowance increased $126,000 at December 31, 1996. Gross deferred tax liabilities were immaterial for both years.


NOTE G - SUBSEQUENT EVENTS

    In January 1997, the Corporation completed a private offering of 204,000 shares of its common stock. Proceeds of $133,000 received prior to December 31, 1996 (stock subscribed) and the remaining proceeds of $275,000 received in January 1997 are being used to fund operations.

    In January 1997, the Corporation also issued a letter of intent to acquire a plastic bottle preform manufacturer.

    In February 1997, the Corporation entered into a transaction whereby stockholders exchanged all shares of the Corporation for 90% of the then issued and outstanding shares of Capital 2000, Inc. Officers and Directors of the Corporation have replaced those of Capital 2000, Inc. and have assumed management control of Capital 2000, Inc.

    For financial reporting purposes, the transaction will be accounted for as a reverse acquisition whereby the Corporation will be considered the accounting acquirer. Capital 2000, Inc. has no assets.